Exhibit 5.1

DLA Piper LLP (US)
2525 East Camelback Road
Suite 1000
Phoenix, Arizona 85016-4232
www.dlapiper.com

T 480.606.5100
F 480.606.5101

August 15, 2019

Mesa Air Group, Inc.

410 North 44th Street, Suite 700

Phoenix, Arizona 85008

Re: Registration Statement on Form S-8 – 2018 Equity Incentive Plan

Ladies and Gentlemen:

We have acted as counsel for Mesa Air Group, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-8 (the “Registration Statement”) filed or to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the issuance from time to time of up to an additional 1,000,000 shares of the Company’s Common Stock, no par value (the “Shares”), pursuant to the Company’s 2018 Equity Incentive Plan (as amended from time to time, the “Plan”).

In connection herewith, we have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed, without independent investigation, the following: (i) the genuineness of all signatures on all documents; (ii) that each individual executing any document, whether on behalf of such individual or an entity, is legally competent to do so; (iii) the due authority of the parties signing any document on behalf of a party (other than the Company); (iv) the authenticity of all documents submitted to us as originals; (v) the conformity to the originals of all documents submitted to us as certified or photostatic copies; (vi) that all public records reviewed or relied upon by us are true and complete; (vii) that all statements and information contained in any documents are true and complete; (viii) that there has been no oral or written modification or amendments to any documents by action or omission of the parties or otherwise. We have also assumed that the offer and sale of the Shares complies and will comply in all respects with the terms, conditions and restrictions set forth in the Registration Statement and the Plan. The Company has represented to us and we have also assumed that the Company has reserved from its duly authorized but unissued and otherwise unreserved capital stock a sufficient number of shares of Common Stock as were approved by the Company’s stockholders for issuance under the Plan. We have also assumed that the Company will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue the Shares in accordance with the

Mesa Air Group, Inc.

August 15, 2019

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Plan, the number of Shares which are then issuable and deliverable upon the settlement of awards under the Plan.

We do not express any opinion herein concerning any law other than the substantive laws of the State of Nevada (including the statutory provisions, all applicable provisions of the Nevada Constitution and the reported judicial decisions interpreting the foregoing). No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

This opinion speaks only at and as of its date and is based solely on the facts and circumstances known to us at and as of such date. In addition, in rendering this opinion, we assume no obligation to revise, update or supplement this opinion (i) should the present aforementioned laws of the State of Nevada be changed by legislative action, judicial decision or otherwise after the date hereof, or (ii) to reflect any facts or circumstances which may hereafter come to our attention after the date hereof.

Based upon, subject to and limited by the foregoing, we are of the opinion and so advise you that, with respect to the Shares to be issued after the filing of the Registration Statement, the issuance of the Shares has been duly authorized and, when issued, delivered and fully paid for in accordance with the terms of the Registration Statement and the Plan, such Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the use of our name wherever it appears in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Commission promulgated thereunder or Item 509 of Regulation S-K.

This opinion letter is given to you solely for use in connection with the issuance of the Shares in accordance with the Registration Statement and is not to be relied on for any other purpose. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares or the Registration Statement.

Very truly yours,

DLA Piper LLP (US)

/s/ DLA Piper LLP (US)